UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   November 18, 2010

XODTEC LED, INC.
(Exact name of registrant as specified in Charter)

Nevada	333-148005	20-8009362
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2F, No. 139, Jian 1st Rd.
Jhonghe City. Taipei County 235
Taiwan, Republic of China
 (Address of Principal Executive Offices)

(886) 02-2228-6276
 (Registrant’s Telephone number)

Copies to:
Asher S. Levitsky, PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 – 9725
E-mail: alevitsky@srff.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 18, 2010, Yuan-Fu Cheng resigned as chief financial officer of Xodtec LED, Inc. (the “Company”) for personal reasons.  The resignation of Mr. Cheng did not stem from any disagreement with the Company.

On November 18, 2010, the Company’s board of directors appointed Yao-Ting Su, the Company’s chief executive officer, as chief financial officer.

Yao-Ting Su has been the Company’s Chairman since April 2009 and chief executive officer since January 2010.  Mr. Su served as the Company’s president, from April 2009 until April 2010. Mr. Su received a Bachelor’s Degree from Soochow University (Taipei, Taiwan) and was the Valedictorian of the Air Defense Missile School of the United States Army in Fort Bliss, Texas.  Mr. Su also served in the Army of Taiwan from 1979 to 1981.

Mr. Su does not have an agreement covering his services as chief executive officer and chief financial officer.  Mr. Su presently receives annual compensation of $120,000 for his services as chief executive officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2010	Xodtec LED, Inc.

By:	/s/ Yao-Ting Su
Yao-Ting Su
Chief Executive Officer